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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ALTERNATIVE RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTERNATIVE RESOURCES CORPORATION
600 Hart Road
Suite 300
Barrington, Illinois 60010
(847) 381-6701

    Notice of Annual Meeting of Stockholders

May 23, 2000

To the Stockholders of
    ALTERNATIVE RESOURCES CORPORATION:

    The Annual Meeting of Stockholders of Alternative Resources Corporation, a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters at 600 Hart Road, Suite 300, Barrington, IL 60010 on Tuesday, May 23, 2000, at 10:00 A.M. Central Daylight Time for the following purposes:

      1. To elect one Class I director and two Class III directors.

      2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 27, 2000, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                      By Order of the Board of Directors

                      [LOGO]

                      Steven Purcell
                       Senior Vice President, Chief Financial Officer,
                      Secretary and Treasurer

April 11, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

ALTERNATIVE RESOURCES CORPORATION

600 Hart Road

Suite 300

Barrington, Illinois 60010

Proxy Statement

Annual Meeting of Stockholders to be Held May 23, 2000

    This Proxy Statement is being mailed to stockholders on or about April 11, 2000, and is furnished in connection with the solicitation by the Board of Directors of Alternative Resources Corporation, a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on May 23, 2000, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

    A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. The affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at this meeting is required in connection with the election of directors. With regard to any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Annual Meeting. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

    The Annual Report to Stockholders for fiscal year 1999 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

    As of March 27, 2000, the Company had outstanding 15,534,940 shares of Common Stock and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

SECURITIES BENEFICIALLY OWNED BY
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of March 27, 2000, except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors and nominees, (iii) each Named Executive Officer, and (iv) all directors and nominees and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.

Name	Number of Shares Beneficially Owned	Percent of Class
Larry I. Kane (1) 2654 Kinsgton Drive Northbrook, IL 60062	1,577,280	10.15%
Mellon Financial Corporation (2) One Mellon Center Pittsburg, PA 15258	1,151,407	7.41%
Raymond R. Hipp (3)	179,540	1.56%
Bradley K. Lamers (3)	104,815	*
Sharon A. McKinney (3)	3,213	*
Steven Purcell (3)	113,900	*
J. Lawrence Winkelman (3)	10,721	*
JoAnne Brandes (3)	28,000	*
George B. Cobbe (3)	13,500	*
Syd N. Heaton (3)	60,000	*
A. Donald Rully (3)	10,600	*
Bruce R. Smith (3)	94,770	*
All directors, nominees and executive officers as a group (10 persons) (3)	619,059	3.98%

*
Less than 1%.
(1)
Based upon a Form 13G dated February 14, 1997, filed with the Securities and Exchange Commission.
(2)
Based upon a Form 13G dated January 27, 2000, filed with the Securities and Exchange Commission
(3)
Includes 139,240 shares (Mr. Hipp), 104,315 shares (Mr. Lamers), 3,213 (Ms. McKinney), 71,400 shares (Mr. Purcell), 3,213 (Mr. Winkelman), 28,000 shares (Ms. Brandes), 10,000 shares (Mr. Cobbe), 10,000 shares (Mr. Heaton), 10,000 shares (Mr. Rully) and 30,012 shares (Mr. Smith), and 428,433 shares (all directors, nominees and executive officers as a group) which are subject to presently exercisable options or options exercisable within 60 days of March 1, 2000.

ELECTION OF DIRECTORS

    The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. At the Annual Meeting of Stockholders, one Class I director is to be elected to serve until 2001 and two Class III directors are to be elected to serve until 2003. Four directors will continue to serve in accordance with their prior election or appointment.

    It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

The Board of Directors recommends a vote FOR the Class I and Class III nominees.

Nominee and Continuing Directors

    The following table sets forth certain information with respect to the nominees and the continuing directors:

Name and Age	Director Since:	Principal Occupation and Other Information
Class I Nominee for Election with Term Expiring in 2001
A. Donald Rully (61)	March 1998
Mr. Rully was employed by IBM Corporation from 1965 to 1998, most recently as vice president and general manager of Technology Solutions with IBM/Global Services. Since Mr. Rully's retirement in April 1998, he has been engaged in the consulting business.
Class III Nominees for Election with Terms Expiring in 2003
George B. Cobbe (62)	March 1998
Mr. Cobbe has been a management consultant for information technology clients since February 1998. His experience includes more than 35 years with Hewlett-Packard Company (HP) in a variety of management roles, many in international business. Most recently, he was Vice President of Hewlett-Packard's Americas Geographic Operations until his retirement in February 1998. Throughout his career at HP, he held a variety of positions in domestic and international marketing and sales. In 1984, he was named President and General Manager of the HP/Samsung joint venture in Seoul, Korea. Mr. Cobbe became President and General Manager of HP Canada in September 1988. In 1993, he joined HP's Americas Geographic Operations as General Manager and was appointed Vice President of that organization in 1996. Mr. Cobbe currently serves on the Boards of Directors of The Bombay Company, GST Telecommunications, and Perigee Investment Counsel, Inc.

Raymond R. Hipp (57)	August 1994
Mr. Hipp has been Chairman of the Board, President and Chief Executive Officer of the Company since July 1998. Previously he was Chief Executive Officer of ITI Marketing Services, a provider of telemarketing services, from August 1996 until May 1998 when the company was sold. He was a self-employed management consultant from September 1994 to August 1996. Mr. Hipp was President of Comdisco Disaster Recovery Services, a provider of business continuity services for the information technology industry, from 1980 through August 1994. Mr. Hipp previously held executive and management positions with International Business Machines Corporation. He currently serves on the Board of Directors of Gardner Denver Inc.
Class I Directors with Terms Expiring in 2001
JoAnne Brandes (46)	August 1994
Ms. Brandes has been Senior Vice President, General Counsel and Secretary for S.C. Johnson Commercial Markets, Inc., a worldwide commercial products and solutions company, since October 1997. Ms. Brandes was Vice President, General Counsel —Worldwide Professional for S.C. Johnson & Son, Inc., from October 1996 to October 1997, and was Vice President—Corporate Communications Worldwide for S.C. Johnson & Son, Inc. from October 1994 to October 1996. From May 1992 through September 1994 she was Director—Corporate Communications Worldwide for S.C. Johnson & Son, Inc. Ms. Brandes currently serves on the Boards of Directors of Bright Horizons Family Solutions and Johnson Family Funds, Inc. and is a regent of the University of Wisconsin System.
Class II Directors with Terms Expiring in 2002
Syd N. Heaton (60)	March 1998
Mr. Heaton was chairman and chief executive officer of Advantis, a networking technology company formed by IBM Corporation and Sears, Roebuck and Co., from 1992 through his retirement in 1997. Previously he held a variety of management positions with IBM.

Steven Purcell (49)	May 1999
Mr. Purcell joined the Company in August 1998 as Senior Vice President, Chief Financial Officer, Secretary and Treasurer. He was elected to the Board of Directors in May 1999. Prior to joining the Company he was chief financial officer for Info USA, a provider of business and consumer data and data processing services. From 1991 to 1996 he served as vice president—finance, chief financial officer and treasurer, of Micro Warehouse, a direct marketer of hardware, software and accessories. From 1985 to 1991, he worked for Electrocomponents, PLC., a London-based distributor of electrical products, serving as chief executive officer for its Misco, Inc. subsidiary and, prior to that, as vice president-finance for Electrocomponents, Inc., the U.S. holding company. From 1978 to 1985, he held positions in finance and accounting with Hubbell Incorporated, a manufacturer of electrical products, with the most recent being division controller at the Hubbell Lighting Division. From 1975 to 1978, he was a senior accountant for Price Waterhouse & Company.
Bruce R. Smith (58)	April 1991
Mr. Smith currently is a management consultant with Nextera Enterprises. Previously, Mr. Smith was a founder and President and Chief Executive Officer of Integration Alliance Corporation, a commercial systems, technology marketing and distribution company, from August 1994 through March 1998, at which time the company was sold to General Electric Capital Corporation. Mr. Smith was President and Chief Executive Officer of Client Systems, Inc., f/k/a Systems/DRC, Inc., a distributor of computer software and hardware systems, from November 1993 through July 1994. From February 1991 through October 1993, Mr. Smith was Vice President-Marketing and Sales of Distribution Resources Company, a computer software developer and hardware systems provider. From March 1986 through January 1991, Mr. Smith was Vice President/Division General Manager of Businessland, Inc., a computer and local area network distributor and a systems integrator. Mr. Smith previously held various general management, sales and training positions with Xerox Corporation and Exxon Corporation. Mr. Smith also serves as on the Boards of Directors of AuditForce, Inc., and The Bombay Company.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by the Company's chief executive officer and each of the four other most highly compensated executive officers as of December 31, 1999 (together, the "Named Executive Officers"), for the years indicated.

Summary Compensation Table

				Long Term Compensation Awards
	Annual Compensation
				Securities Underlying Options (#)(1)	All other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Raymond R. Hipp(2) Chairman of the Board, President and Chief Executive Officer	1999 1998	$300,000 121,154	— 250,000	75,000 300,000	$115,058 63,995	(3)
Steven Purcell(4) Senior Vice President Chief Financial Officer, Secretary and Treasurer	1999 1998	$250,000 100,962	$35,000 150,000	40,000 200,000	$92,958 174	(5)
Bradley K. Lamers Vice President, Finance	1999 1998 1997	$124,048 125,000 124,807	$30,000 30,000 25,000	— 115,534 23,534	$607 674 458	(6)
Sharon A. McKinney(7) Senior Vice President, Human Resources	1999	$148,308	—	40,000	$64,751	(8)
J. Lawrence Winkelman(9) Vice President and Chief Information Officer	1999	$144,615	—	25,000	—

(1)
Represents stock options granted in the respective years indicated.

(2)
Mr. Hipp joined the Company as an executive officer effective July 23, 1998.

(3)
Includes relocation/moving expenses in the amount of $113,162 and a term life insurance premium of $1,896 paid by the Company for coverage in excess of standard coverage provided to all employees.

(4)
Mr. Purcell joined the Company as an executive officer effective August 1, 1998.

(5)
Includes relocation/moving expenses in the amount of $92,015 and a term life insurance premium of $943 paid by the Company for coverage in excess of standard coverage provided to all employees.

(6)
Includes the Company's matching contribution to the Company's 401(k) plan in the amount of $607.

(7)
Ms. McKinney joined the Company as an executive officer effective January 22, 1999.

(8)
Represents relocation/moving expenses.

(9)
Mr. Winkelman joined the Company as an executive officer effective February 1, 1999.

    The following tables set forth the number of stock options granted to the Named Executive Officers during 1999 and information regarding stock option exercises and exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1999.

Option Grants in Last Fiscal Year

Individual Grants
		% of Total Options Granted to Employees in Fiscal Year (2)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Number of Securities Underlying Options Granted(#)(1)
Exercise or Base Price ($/Sh)(3)
Expiration Date
Name							5%($)		10%($)
Raymond R. Hipp	75,000	16.38%			$5.719	11/16/2009		$269,749		$683,596
Steven Purcell	40,000	8.73%			$5.719	11/16/2009		$143,866		$364,585
Bradley K. Lamers	—	—			—	—		—		—
Sharon A. McKinney	15,000 25,000	3.28 5.46	% %	$ $	11.6875 5.719	2/16/2009 11/16/2009	$ $	110,253 89,916	$ $	279,403 277,865
J. Lawrence Winkelman	15,000 10,000	3.28 2.18	% %	$ $	11.6815 5.719	2/16/2009 11/16/2009	$ $	110,253 35,966	$ $	279,403 91,146

(1)
Options are not exercisable during the first six months from the date the options are originally granted, which is ten years prior to the specified expiration date. Thereafter, options become exercisable at the rate of 2.38% of the total shares subject to the option on and after the first day of each month. The term of the option is ten years from the original grant date.

(2)
Based on 458,000 total options granted to employees, including the Named Executive Officers, in 1999.

(3)
The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(4)
The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond R. Hipp	—	—	110,680	289,320	$0	$0
Steven Purcell	—	—	52,360	187,640	0	0
Bradley K. Lamers	—	—	100,647	14,887	0	0
Sharon A. McKinney	—	—	1,785	38,215	0	0
J. Lawrence Winkelman	—	—	1,785	23,215	0	0

(1)
Value is calculated by subtracting the exercise price per share from the fair market value at the time of exercise and multiplying by the number of shares exercised pursuant to the stock option.

(2)
No options were in-the-money at December 31, 1999.

Employment Agreements

    Mr. Hipp is employed as Chairman of the Board, President and Chief Executive Officer under an employment agreement dated July 23, 1998 which extends through December 31, 2000, subject to an automatic one year extension as of such date and as of each December 31 thereafter, unless 90 days notice of intent not to extend is given by Mr. Hipp or the Company. Under the agreement, Mr. Hipp received $250,000 upon execution of the agreement, and is entitled to a base salary of $300,000 per year. The agreement also provides that Mr. Hipp was eligible for an incentive compensation award for calendar year 1999 of up to approximately $155,000 based upon attainment by the Company of certain revenue and earnings per share targets specified in the agreement. Because such targets were not met, no incentive compensaton award was paid to Mr. Hipp for calendar year 1999. In addition, the agreement provided for (in connection with Mr. Hipp's commencement of employment) the grant of a non-qualified stock option to purchase 300,000 shares of the Company's Common Stock at a price equal to the fair market value of the Common Stock on the date of grant. Such options vest over approximately a four year period, except that, in the event of the termination of Mr. Hipp's employment (i) by the Company without cause, or (ii) because of death or disability or, in the event of a "change-in-control" of the Company (as defined in the agreement), such option will become immediately exercisable. In addition, in the event Mr. Hipp is terminated without cause by the Company, Mr. Hipp will be entitled to an amount equal to two years base salary plus a prorated portion of any applicable annual incentive award for the year in which termination occurred.

    Mr. Purcell is employed as the Senior Vice President and Chief Financial Officer under an employment agreement dated August 1, 1998 which extends through December 31, 2000, subject to automatic one year extensions as of such date and as of each December 31, thereafter, unless 90 days notice of intent not to extend is given by Mr. Purcell or the Company. Under the agreement, Mr. Purcell received $150,000 upon execution of the agreement, and is entitled to a base salary of $250,000 per year. The agreement also provides that Mr. Purcell was eligible for an incentive compensation award for calendar year 1999 of up to approximately $88,000 based upon attainment by the Company of certain revenue and earnings per share targets specified in the agreement. Because such targets were not met, no incentive compensation award with respect to such revenue and earnings targets was paid to Mr. Purcell for calendar year 1999. Mr. Purcell was awarded a discretionary bonus of $35,000 by the Board of Directors. In addition, the agreement provided for (in connection with Mr. Purcell's commencement of employment) the grant of a non-qualified stock option to purchase 200,000 shares of the Company's Common Stock at a price equal to the fair market value of the Common Stock on the date of grant. Such options vest over approximately a four year period except that, in the event of the termination of Mr. Purcell's employment (i) by the Company without cause, or (ii) because of death or disability or, in the event of a "change-in-control" of the Company (as defined in the agreement), such option will become immediately exercisable. In addition, in the event Mr. Purcell is terminated without cause by the Company, Mr. Purcell will be entitled to an amount equal to two years base salary plus a prorated portion of any applicable annual incentive award for the year in which termination occurred.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview of Executive Compensation Policies

    The Compensation Committee of the Board of Directors determines the salaries and bonuses of executive officers and other key employees of the Company and administers the Company's Stock Option Plan. In setting the compensation levels of the Company's executive officers and in administering the Stock Option Plan, the Compensation Committee has established the following principles:

  •
  Provide competitive compensation levels and use equity ownership through the Stock Option Plan to attract and retain highly qualified individuals.

  •
  Set competitive base compensation levels and utilize significant performance-based incentive compensation to achieve total compensation targets.

  •
  Establish performance goals which are aggressive and are aligned with an objective of increasing stockholder value at a greater rate than the rate achieved by the upper quartile of the Russell 2000 Index.

  •
  Use discretionary cash awards as appropriate to recognize outstanding individual contribution or overall Company performance which far exceeds annual goals.

  •
  Allocate stock options broadly across the organization so that all executive officers and key employees have a stockholder perspective.

    The overall compensation of the executive officers is comprised of the compensation components set forth below. The Compensation Committee believes that in 1999 the executive officers of the Company were compensated at levels comparable to other information services or staffing companies.

Total Compensation—1999

  Base Salaries.

    Base salaries of executive officers were paid in accordance with the terms of employment agreements entered into between the Company and the respective executive officers. The Compensation Committee believes that the base salary levels of the executive officers provided for in the employment agreements are comparable to their peers within the information services and staffing industries.

  Target Bonus Plan.

    Under the Company's 1999 Target Bonus Plan, the Compensation Committee established certain corporate revenue and profit goals, specific revenue and profit goals for certain business units, and executive specific goals. For 1999, no bonuses attributable to the revenue and profit elements of the plan were paid to the executive officers. Bonuses were paid to certain executive officers in connection with the attainment of executive-specific goals.

  Option Grants.

    Executive officers and other key employees of the Company are eligible to participate in the Stock Option Plan. The purpose of the Stock Option Plan is to provide incentive to management and key employees to maximize stockholder value by providing them with opportunities to acquire shares of the Company's Common Stock. Options are granted to executive officers and key employees who the Compensation Committee, in its sole discretion, determines to be responsible for the future growth and profitability of the Company. The Compensation Committee determines the employees to whom options will be granted and establishes the number of shares covered by each grant and the exercise price and vesting period for each grant. The Committee typically grants stock options with four-year vesting periods for each grant, creating strong incentives for recipients of stock option grants to remain with the Company.

The stock options granted by the Compensation Committee have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, thus rewarding the recipient only if the Company's Common Stock price appreciates above the price on the date of grant.

Compensation of Chairman of the Board and Chief Executive Officer.

    Mr. Hipp was elected Chairman of the Board, President and Chief Executive Officer effective August 1, 1998. During 1999, in accordance with his employment agreement, he was paid a salary at an annual rate of $300,000. Under the terms of the employment agreement, Mr. Hipp was eligible for an incentive compensation award in 1999 of up to $155,000 based upon the attainment by the Company of certain revenue and earnings targets. Because such targets were not met, no incentive compensation award was paid under the employment agreement. During 1999, the Compensation Committee granted to Mr. Hipp 75,000 non-qualified stock options.

Deductibility of Compensation in Excess of $1 Million Per Year.

    Internal Revenue Code section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for any executive officer named in the summary compensation table in such corporation's proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Compensation Committee's policy is to structure executive compensation in order to maximize the amount of the Company's tax deduction. However, the Compensation Committee reserves the right to deviate from that policy to the extent it is deemed necessary to serve the best interests of the Company.

Respectfully Submitted By:
The Compensation Committee
JoAnne Brandes
Syd N. Heaton
Bruce R. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to his election as Chairman of the Board, President and Chief Executive Officer of the Company effective August 1, 1998, Mr. Hipp served on the Company's Board of Directors since August 1994, including as a member of the Compensation Committee.

BOARD OF DIRECTORS

    The Board of Directors held six meetings during 1999. All directors attended at least 75 percent of the aggregate number of such meetings and of meetings of Board committees on which they served in 1999 with the exception of A. Donald Rully whose absences were as a result of personal illness.

    The Audit Committee is composed of Syd N. Heaton and A. Donald Rully. The Audit Committee met three times in 1999. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company.

    The Board of Directors has a Compensation Committee which met four times during 1999. In addition, various compensation-related matters were also addressed by the Board of Directors during the year. The Compensation Committee is composed of Joanne Brandes, Syd N. Heaton and Bruce R. Smith. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses and administering and determining awards under the Company's Incentive Stock Option Plan, the Employee Stock Purchase Plan and certain other employee benefit plans.

    Directors who are not employees or officers of the Company receive $2,000 for each Board meeting attended and $1,000 for each committee meeting attended and also receive on the date of each annual meeting (and on the date of initial election to the Board if other than at an annual meeting) a non-qualified stock option to purchase 5,000 shares of Common Stock under the Incentive Stock Option Plan. In addition, all directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

PERFORMANCE GRAPH

    The following graph sets forth a comparison of the Company's cumulative total stockholder return on its Common Stock for the period beginning December 31, 1994, and ending December 31, 1999 against the cumulative total return of the Russell 2000 Index, Peer Group A and Peer Group B for the same period. Peer Group A consists of publicly-traded companies in the staffing industry and includes the following companies: Kelly Services, Inc., Manpower, Inc., Olsten Corporation, On Assignment, Inc., and Robert Half International, Inc. Peer Group B consists of publicly-traded companies in the computer services industry and includes the following companies: Cambridge Technology Partners, Inc., Computer Horizons Corporation, Computer Sciences Corporation, Hewlett-Packard Company, International Business Machines Corporation, Keane, Inc. and Technalysis Corporation. The total stockholder return for each company in Peer Group A and Peer Group B has been weighted according to its stock market capitalization. This graph and table shown below assumes an investment of $100 on December 31, 1994 in each of the Company's Common Stock, the Russell 2000 Index, Peer Group A and Peer Group B, and assumes reinvestment of dividends, if any. The stock price performance shown below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	Alternative Resources Corporation	Russell 2000 Index	Peer Group A	Peer Group B
12/31/94	$100.00	$100.00	$100.00	$100.00
12/31/95	$192.06	$126.21	$118.70	$143.65
12/31/96	$110.32	$144.84	$124.32	$206.37
12/31/97	$146.43	$174.56	$162.04	$272.00
12/31/98	$67.46	$168.54	$148.07	$399.19
12/31/99	$34.92	$201.61	$138.93	$523.93

	December 31,
	1994	1995	1996	1997	1998	1999
Alternative Resources Corporation	$100.00	$192.06	$110.32	$146.43	$67.46	$34.92
Russell 2000 Index	100.00	126.21	144.84	174.56	168.54	201.61
Peer Group A	100.00	118.70	124.32	162.04	148.07	138.93
Peer Group B	100.00	143.65	206.37	272.00	399.19	523.93

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 1999, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

ACCOUNTANTS

    The firm of KPMG LLP has been selected as independent accountants to audit the books, records and accounts of the Company for 1999.

    Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal to be presented at the 2001 Annual Meeting must be received at the Company's corporate headquarters, 600 Hart Road, Suite 300, Barrington, Illinois 60010 by no later than December 13, 2000, for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

    In order for a stockholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of stockholders or, if the Company mails its notice and proxy to the stockholders less than sixty (60) days prior to the annual meeting, within ten (10) days after the notice and proxy is mailed. Such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholders meeting, timely notice must be given to the Secretary of the Company within the time limits described above. Such notice must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

OTHER MATTERS TO COME BEFORE THE MEETING

    The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                      By Order of the Board of Directors

                      [SIGNATURE]

                      Steven Purcell
                       Senior Vice President, Chief Financial
                      Officer, Secretary and Treasurer

Date: April 11, 2000

PROXY	PROXY

ALTERNATIVE RESOURCES CORPORATION
600 HART ROAD, SUITE 300, BARRINGTON, ILLINOIS 60010
This proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders — May 23, 2000

The undersigned hereby appoints Raymond R. Hipp and Steve Purcell, either of them, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Alternative Resources Corporation, to be held at the Company's corporate headquarters at 600 Hart Road, Suite 300, Barrington, Illinois 60010, on Tuesday, May 23, 2000 at 10 A.M., Central Daylight Time, or at any adjourment thereof as follow:

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL DIRECTORS SPECIFIED ON THE REVERSE HEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please indicate any change in address.	(Continued and to be signed on reverse side.)

/*\ FOLD AND DETACH HERE /*\

COMPANY NAME
PLEASE MARK VOTE IN OVALS IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

			For All	Withhold All	For All Except nominees listed below
1.	Election of Directors 01 George B. Cobbe, 03 A. Donald Rully	02 Raymond R. Hipp, and	/ /	/ /	/ /	2.	In their direction on any other matter that may properly come before the meeting or any adjourment thereof. Date, 2000
INSTRUCTION: To withold authority to vote for any individual nominee, write the nominee's name below:
Signature(s)
Signature(s)

When signing as attorney, administrator, personal representative, executor, custodian, trustee, guardian or corporate officer, please give full title as such. When stock is held in the name of more than one person, each such person should sign the proxy.
FOLD AND DETACH HERE

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1
THANK YOU FOR VOTING.
If you vote by telephone, DO NOT mail proxy.

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WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 THANK YOU FOR VOTING. If you vote by telephone, DO NOT mail proxy.